                          GREENWICH AIR SERVICES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                    EXHIBIT 12.1



                                                                                                SIX MONTHS ENDED
                                                     YEAR ENDED SEPTEMBER 30,                      MARCH 31,
                                       -----------------------------------------------------  --------------------
                                         1991       1992       1993       1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (THOUSANDS)
EARNINGS:
  Net Income.........................  $   3,469  $   2,505  $   3,374  $   3,346  $   6,201  $   2,359  $   4,418
  Add provision for income taxes.....      2,114      1,540      2,333      2,220      3,965      1,628      2,908
  Add fixed charges..................      4,227      3,435      3,764      6,140      9,665      4,598      4,568
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       $   9,810  $   7,480  $   9,471  $  11,706  $  19,831  $   8,585  $  11,894
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
FIXED CHARGES:
  Interest...........................  $   3,174  $   2,446  $   2,790  $   4,281  $   7,302  $   3,465  $   3,455
  Interest factor portion of
   rentals...........................        549        485        725      1,382      1,714        784        933
  Amortization on discount or premium
   on indebtedness...................        504        504        249        477        649        349        180
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       $   4,227  $   3,435  $   3,764  $   6,140  $   9,665  $   4,598  $   4,568
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES...        2.3        2.2        2.5        1.9        2.1        1.9        2.6
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                    EXHIBIT 12.1



                          GREENWICH AIR SERVICES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                                             PROFORMA   PROFORMA
                                                                                              FISCAL    6 MONTHS
                                                                                               1995      3/31/96
                                                                                             ---------  ---------
EARNINGS:
  Net Income...............................................................................  $  18,551  $   4,929
  Add provision for income taxes...........................................................     11,860      3,152
  Add fixed charges........................................................................     26,966     13,215
                                                                                             ---------  ---------
                                                                                             $  57,377  $  21,296
                                                                                             ---------  ---------
                                                                                             ---------  ---------

FIXED CHARGES:
  Interest.................................................................................  $  23,519  $  11,563
  Interest factor portion of rentals.......................................................      2,026      1,086
  Amortization on discount or premium on indebtedness......................................      1,421        566
                                                                                             ---------  ---------
                                                                                             $  26,966  $  13,215
                                                                                             ---------  ---------
                                                                                             ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES                                                                 2.1        1.6
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                                                                    EXHIBIT 12.1



                                  AVIALL, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                              THREE MONTHS ENDED
                                                                                YEAR ENDED DECEMBER 31,           MARCH 31,
                                                                            -------------------------------  --------------------
                                                                              1993       1994       1995       1995       1996
                                                                            ---------  ---------  ---------  ---------  ---------
                                                                                      (THOUSANDS)
EARNINGS:

  Net Income............................................................  $   9,456  $  (4,407) $  (9,780) $     363  $  (5,436)(a)
  Add provision for income taxes........................................      7,624      4,012      2,714        463        243
  Add fixed charges.....................................................     14,281     18,532     19,528      5,468      4,372
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          $  31,361  $  18,137  $  12,462  $   6,294  $    (821)
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------  ---------
FIXED CHARGE
  Interest................................................................  $  13,984  $  18,171  $  19,216  $   5,415  $   4,283
  Interest factor portion of rentals....................................        297        361        312         53         89
  Amortization on discount or premium on indebtedness...................          0          0          0          0          0
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          $  14,281  $  18,532  $  19,528  $   5,468  $   4,372
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES                                              2.2        1.0        0.6        1.2       (0.2)
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------  ---------

                                                                              SIX MONTHS ENDED
                                                                                  MARCH 31,
                                                                            ---------------------
                                                                              1995        1996
                                                                            ---------  ----------

EARNINGS:
  Net Income..............................................................  $   2,459  $  (16,652)(a)
  Add provision for income taxes..........................................      1,631       1,173
  Add fixed charges.......................................................     10,065       9,240
                                                                            ---------  ----------
                                                                            $  14,155  $   (6,239)
                                                                            ---------  ----------
                                                                            ---------  ----------
FIXED CHARGES:
  Interest................................................................  $   9,958  $    9,087
  Interest factor portion of rentals......................................        107         153
  Amortization on discount or premium on indebtedness.....................          0           0
                                                                            ---------  ----------
                                                                            $  10,065  $    9,240
                                                                            ---------  ----------
                                                                            ---------  ----------
RATIO OF EARNINGS TO FIXED CHARGES                                                1.4        (0.7)
                                                                            ---------  ----------
                                                                            ---------  ----------


- ------------------------

(a)  Before restructuring costs of $39,567